EXHIBBIT 5.7
                                                                    ------------


                     [Letterhead of McCarthy Tetrault LLP]



August 21, 2002


EnCana Corporation
1800, 855 - 2nd Street SW
Calgary, Alberta
T2P 4Z5


RE: ENCANA CORPORATION

Reference is made to the registration statement on Form F-9, as amended (the "Registration Statement"), filed by EnCana Corporation (the "Company") with the U.S. Securities and Exchange Commission (the "Commission").

         We hereby consent to the reference to this firm under the captions "The Merger-Certain Tax Matters","Legal Matters", "Canadian Federal Income Tax Considerations" and "Risk Factors -- Risk Factors Related to PanCanadian" contained in the Joint Information Circular of the Company, dated February 22, 2002, and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


Yours very truly,


McCarthy Tetrault LLP